Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-160010, 333-69441, 333-37276, 333-37278, 333-103433, 333-103435, 333-69445, 333-148052, 333-00567, 333-153843, 333-141805 and 333-137777) of Kulicke & Soffa Industries, Inc. of our report dated December 8, 2011, relating to the financial statements and the financial statement schedule, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 14, 2013

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-160010, 333-69441, 333-37276, 333-37278, 333-103433, 333-103435, 333-69445, 333-148052, 333-00567, 333-153843, 333-141805 and 333-137777) of Kulicke & Soffa Industries, Inc. of our report dated November 14, 2013, relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Singapore
November 14, 2013